UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2015

SOLAR3D, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49805	01-0592299
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

1010 Winding Creek Road, Suite 100 Roseville, CA 95678	95678
(Address of Principal Executive Offices)	(Zip Code)

(805) 690-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Arrangement of a Registrant.

On December 31, 2015, Solar3D, Inc. (the “Company”) entered into a credit facility (the “Credit Facility”) with JPMorgan Chase Bank, N.A. (the “Lender”) evidenced by a Credit Agreement pursuant to which the Company  may access up to $2,500,000 (the “Loan”) subject to certain terms and conditions as further described in the documents evidencing the Credit Facility (the “Loan Documents”).

Availability. Availability under the Credit Facility is a Line of Credit with a Letter of Credit Sublimit up to $2,500,000.  Upon execution the Company accessed $1,800,000.

Maturity and Security.  The Note evidencing credit under the Credit Facility matures on November 30, 2017 (the “Maturity Date”). Loans made pursuant the Credit Agreement are secured by a security interest in the Company’s account held with the Lender.

Interest Rates.   Commencing upon execution of the Loan Documents and until the Maturity Date, interest on any unpaid balance shall accrue at a rate of 0% per annum above the CB Floating Rate (as defined in the Note which is Prime Rate; provided that the CB Floating Rate shall, on any given day, not be less than the Adjusted One Month LIBOR rate). Until the Maturity Date, the Company shall pay consecutive monthly installments of interest only which installments shall commence on December 31, 2015.

Fees. The Loan Documents provides for the payment of certain fees, including fees applicable to each standby letter of credit and standard transaction fees with respect to any transactions occurring on account of any letter of credit.

Covenants. Subject to customary carve-outs, the Credit Agreement contains customary negative covenants and restrictions for agreements of this type on actions by the Company including, without limitation, restrictions on indebtedness, liens, investments, loans, consolidation, mergers, dissolution, asset dispositions outside the ordinary course of business, change in business and restriction on use of proceeds. In addition, the Credit Agreement requires compliance by the Company of covenants including, but not limited to, furnishing the Lender with certain financial reports.

Events of Default. The Loan Documents contains customary events of default, including, without limitation, non-payment of principal or interest, violation of covenants, inaccuracy of representations in any material respect and cross defaults with certain other indebtedness and agreements.

The above description of the Credit Agreement, the Note and the Assignment Agreement does not purport to be complete and is qualified in its entirety by the full text of such documents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOLAR3D, INC.

Date: January 7, 2016	By:	/s/ James B. Nelson
Name: James B. Nelson
Title: Chief Executive Officer